Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION

ANNOUNCES

AGREEMENT TO BE ACQUIRED IN A CASH MERGER

Greenwich, CT — June 13, 2006 — Security Capital Corporation (AMEX: SCC) (“Security Capital” or the “Company”) announced today that it has entered into a merger agreement to be acquired by Sedgwick CMS Holdings, Inc. (“Sedgwick CMS”). The merger contemplated by the merger agreement is subject to a vote of the stockholders of Security Capital at a special meeting to be held at the end of the third quarter or the beginning of the fourth quarter of 2006.

Under the terms of the merger agreement, Security Capital stockholders are to receive $16.46 per share in cash, subject to a downward adjustment to the merger consideration if the Company’s indebtedness at the time the proxy statement is mailed is in excess of the Company’s expected indebtedness and an upward or downward adjustment to the merger consideration if the actual costs and expenses of preparing the Company’s proxy statement and holding its special meeting are more or less than the expected costs and expenses. All adjustments will be finalized prior to the time that the Company’s proxy statement is mailed to its stockholders, and such proxy statement will include a definitive cash price per share payable to the Company’s stockholders.

Security Capital operates as a holding company that actively participates in the management of its subsidiaries. The Company conducts business through its approximately 84%-owned subsidiary WC Holdings, Inc. (“WC”). WC, through its wholly owned subsidiary, CompManagement, Inc., is a leading independent provider of comprehensive claims management, cost containment and consulting services designed to control the cost to employers of workers’ compensation, medical malpractice, automobile, general liability, unemployment and short- and long-term disability insurance benefits. WC’s activities are primarily centered in Ohio, California, Virginia, Maryland, Texas, Michigan, Florida, Washington, Minnesota and New York.

Sedgwick CMS is the parent company of Sedgwick Claims Management Services, Inc., a leading provider of innovative claims and productivity management solutions. The principal equity holders of Sedgwick CMS are Fidelity National Financial, Inc. (NYSE: FNF), Thomas H. Lee Partners, L.P. and Evercore Capital Partners.

As previously announced, the Company is pursuing a formal sale process for the Company in order to seek the highest price reasonably obtainable for the stockholders of the Company. In the course of conducting the formal sale process, the Company’s Board of Directors determined that the best way to maximize value for the Company’s stockholders was to sell its educational services segment, which was conducted through the Company’s former subsidiary Primrose Holdings, Inc. (“Primrose”), and the balance of the Company in separate transactions. The Company sold its 91.52% (on a fully diluted basis) interest in Primrose on March 31, 2006. As previously announced, the Company has declared a special cash dividend of $9.04 per share of Class A Common Stock, par value $0.01 per share, and Common Stock, par value $0.01 per share, which dividend will be paid principally from the net proceeds of the Company’s sale of its interest in Primrose. The special cash dividend will be payable on June 28, 2006 to stockholders of record at the close of business on June 14, 2006.

Commenting on the proposed merger, Brian D. Fitzgerald, Chairman, President and CEO of the Company, stated that: “This transaction with Sedgwick CMS represents the final step in completing Security Capital’s formal sale process. The Company’s Board of Directors has unanimously approved the merger and believes that the formal sale process has resulted in the Company’s stockholders receiving the highest price reasonably obtainable for their shares.”

Concurrently with the execution of the merger agreement, the holders of approximately 81% of the Company’s outstanding Class A Common Stock and Common Stock (including Brian D. Fitzgerald and CP Acquisition, L.P. No. 1) entered into a voting agreement with Sedgwick CMS pursuant to which these stockholders have agreed, among other things, to vote all of their shares in favor of the merger. The voting agreement will terminate if the merger agreement is terminated.

In order to enable Sedgwick CMS to acquire 100% of the principal subsidiaries of Security Capital, the Company has also entered into a stock purchase agreement to acquire all of the outstanding shares of WC not currently owned by the Company. It is expected that the Company will acquire such shares of WC immediately prior to consummating the merger.

Additionally, concurrently with the execution of the merger agreement and the WC stock purchase agreement, certain of the Company’s stockholders (including Brian D. Fitzgerald, CP Acquisition, L.P. No. 1 and each of the Company’s directors) and the minority holders of WC shares and options have entered into an indemnification agreement pursuant to which such parties have agreed to provide Sedgwick CMS with indemnification with respect to certain matters. As security for such indemnification, a portion of the consideration otherwise payable to such stockholders under the merger agreement and the WC stock purchase agreement will be placed into escrow at the time such transactions are consummated. The Company’s public stockholders will not be subject to such indemnification agreement, and none of the merger consideration payable to the public stockholders will be placed into escrow.

The consummation of the merger is subject to customary closing conditions, including the approval of Security Capital stockholders, the Company’s acquisition of all of the outstanding shares of WC not currently owned by the Company and the receipt of certain regulatory and third-party consents, including the expiration of all waiting periods required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The merger is expected to close around the end of the third quarter or the beginning of the fourth quarter of 2006. Upon such closing, shares of the Company’s Class A Common Stock will no longer be listed on the American Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended.

UBS Securities LLC is the Company’s financial advisor and has provided a fairness opinion. Hill Street Capital LLC has also provided a fairness opinion. Morgan, Lewis & Bockius LLP and Richards, Layton & Finger, P.A. are the Company’s legal counsel.

Important Information

In connection with the proposed merger, Security Capital intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”). BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF SECURITY CAPITAL CLASS A COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When available, Security Capital will mail the proxy statement and related materials to its stockholders. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by Security Capital with the SEC) at the SEC’s website, www.sec.gov, and at Security Capital’s website, www.securitycapitalcorporation.com. Such documents are not currently available.

Participant Information

Security Capital and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Security Capital’s 2005 annual meeting of stockholders, filed with the SEC on September 26, 2005, and will be set forth in the proxy statement for the special meeting of stockholders to vote on the merger. Additionally, certain information regarding the participants and their interests in the solicitation is set forth in the Forms 4 filed by Security Capital directors and officers since September 26, 2005, Security Capital’s Form 10-K/A filed with the SEC on April 28, 2006, and amendments to the Schedule 13D filed by certain Security Capital stockholders (including CP Acquisition, L.P. No. 1 and Brian D. Fitzgerald) since September 26, 2005. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement and the related materials relating to the proposed merger, if and when they become available.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to:  future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in the various states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the effects on the Company of an event of default under the Company’s loan agreement, the tax treatment of the special cash dividend, and the Company’s ability to consummate the merger, including the satisfaction of any conditions precedent to the merger.